OPEN PLAN SYSTEMS, INC.

          EXHIBIT 11 - Statement Re: Computation of Per Share Earnings



                                                       Three Months Ended
                                                            March 31,
                                                      2001            2000
                                                --------------------------------

   Weighted average shares outstanding
      during the period                                 4,339            4,403

   Assumed exercise of options less assumed
      acquisition of shares                                 0                2
                                                --------------------------------
   Total                                                4,339            4,405
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   Net (loss) income used in computation          $      (981)     $       124
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   (Loss) income per common share                 $      (.23)     $       .03
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